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                                                                     Exhibit 5.1

             August 29, 2003



Ryder System, Inc.
3600 N.W. 82nd Avenue
Miami, Florida 33166


Ladies and Gentlemen:

         This opinion is being provided to you by the undersigned, as Associate General Counsel of Ryder System, Inc., a Florida corporation (the "Company"). I have acted as counsel to the Company in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement"), and the prospectus included therein (the "Prospectus"), relating to the registration by the Company of $800,000,000 in the aggregate, to be issued from time to time in one or more primary offerings, of (i) debt securities representing unsecured obligations of the Company (the "Debt Securities") to be issued pursuant to an Indenture (the "Indenture") to be entered into between the Company and J.P. Morgan Trust Company, National Association (the "Trustee"); (ii) shares of common stock of the Company, par value $0.50 per share ("Common Stock"), together with the preferred share purchase rights attached to such shares (the "Rights"); (iii) contracts to purchase Common Stock ("Stock Purchase Contracts"); (iv) units ("Stock Purchase Units") consisting of a Stock Purchase Contract and Debt Securities, Preferred Securities (as defined below) or debt obligations of third parties; (v) shares of preferred stock of the Company ("Preferred Securities") and (vi) fractional interests in the Preferred Securities represented by depositary shares ("Depositary Shares," together with the Debt Securities, Common Stock, Rights, Stock Purchase Contracts; Stock Purchase Units and Preferred Securities the "Securities").

         In so acting, I have examined and relied upon the originals, or copies certified or otherwise identified to my satisfaction, of such records, documents, certificates and other instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below. My opinion assumes that the definitive Indenture will be in substantially the form filed as an exhibit to the Registration Statement.

         In rendering the opinions expressed below, I have assumed that, at or prior to the time of the delivery of any Securities: (i) the terms and conditions of such Securities and the issuance and sale of such Securities will have been duly established and authorized by the Board of Directors or by a committee duly appointed by the Board of Directors and such authorization will not have been rescinded; (ii) the Registration Statement and all amendments thereto will have become effective; (iii) such Securities will be issued and sold in compliance with all applicable Federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) the Indenture will have been validly executed and delivered by the Company and the Trustee; and (iv) a definitive purchase, underwriting, depositary and/or other agreement with respect to the sale of such Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto.

         Based on the foregoing, I am of the opinion that:

         1. The Indenture will constitute a valid and binding instrument of the Company.

         2. When, as and if a series of Debt Securities has been duly authorized by appropriate corporate action, executed, authenticated, and delivered against payment to the Company of the purchase price of such series of Debt Securities, all as contemplated by the Registration Statement and the prospectus supplement relating thereto and the applicable terms of such series of Debt Securities have been duly authorized and established in accordance with the Indenture and the applicable underwriting, purchase or other agreement, then, subject to the final terms of the Debt Securities being in compliance with then applicable law, such series of Debt Securities will constitute valid and binding obligations of the Company in accordance with its terms and entitled to the benefits of the Indenture.




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         3. When, as, and if shares of Common Stock have been duly authorized by appropriate corporate action, issued and delivered against payment to the Company of the purchase price of such shares of Common Stock, all as contemplated by the Registration Statement and the prospectus supplement relating thereto and in accordance with the applicable underwriting agreement, purchase or other agreement, or upon the purchase thereof pursuant to the terms of a Stock Purchase Contract, such shares of Common Stock together with the related Rights will be duly authorized, validly issued, fully paid and non-assessable.

         4. When, as, and if Stock Purchase Contracts have been duly authorized by appropriate corporate action, and the applicable stock purchase contract agreement and related agreements have been duly executed and delivered by the Company against payment to the Company of the purchase price of such Stock Purchase Contracts, all as contemplated by the Registration Statement and the prospectus supplement relating thereto and in accordance with the applicable underwriting, purchase or other agreement, such Stock Purchase Contracts will constitute valid and binding obligations of the Company.

         5. When, as and if Stock Purchase Units have been duly authorized by appropriate corporate action and duly executed and delivered by the Company against payment to the Company of the purchase price of such Stock Purchase Units, all as contemplated by the Registration Statement and the prospectus supplement relating thereto and in accordance with the applicable underwriting, purchase or other agreement, such Stock Purchase Units will constitute valid and binding obligations of the Company.

         6. When, as and if further action by the Board of Directors of the Company, or a duly authorized committee thereof, establishing the designation of, and certain other particular terms of, the Preferred Securities of any series and approving the Articles of Amendment relating to such series, has been taken, such Articles of Amendment have been duly filed with the Secretary of the State of Florida, and the Preferred Securities have been duly authorized, issued and delivered against payment to the Company of the purchase price of such shares of Preferred Securities, all as contemplated by the Registration Statement and the prospectus supplement relating thereto and in accordance with the applicable underwriting agreement, purchase or other agreement or upon the issuance thereof in connection with the issuance of Depository Shares, such shares will be duly authorized, validly issued, fully paid and non-assessable.

         7. When, as, and if Depositary Shares have been duly authorized by appropriate corporate action, and the applicable depositary and related agreements have been duly executed and delivered by the Company against payment to the Company of the purchase price of such Depositary Shares, all as contemplated by the Registration Statement and the prospectus supplement relating thereto and in accordance with the applicable underwriting, purchase or other agreement, such Depositary Shares will constitute valid and binding obligations of the Company.

         This opinion is subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general applicability, affecting or limiting the rights of creditors, and general principles of equity.

         I hereby consent to the use of this opinion as an exhibit to the Registration Statement. In addition, I consent to the reference to me under the caption "Legal Opinions" in the prospectus. In giving this consent, I do not admit that I am within the category of persons whose consent is required under
Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.


                                       Sincerely,

                                       by /s/ Richard H. Siegel
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                                          Richard H. Siegel
                                          Associate General Counsel


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